Ex. 10.1

Eleventh Amendment to Issuer Repurchase Plan

(under Rules 10b-18 and 10b5-1 of the Securities Exchange Act of 1934)

This Eleventh Amendment to Issuer Repurchase Plan dated August 6, 2025 (the “Eleventh Amendment”), entered into by and between eXp World Holdings, Inc. (“Purchaser” or “Issuer”) and Stephens Inc. (“Stephens”), amends that certain Issuer Repurchase Plan dated January 10, 2022 (the “2022 Purchase Plan”), which was previously amended by the First Amendment to Issuer Repurchase Plan, dated May 6, 2022 (the “First Amendment”), the Second Amendment to Issuer Repurchase Plan, dated September 27, 2022 (the “Second Amendment”), the Third Amendment to Issuer Repurchase Plan, dated December 27, 2022 (the “Third Amendment”), the Fourth Amendment to Issuer Repurchase Plan, dated May 8, 2023 (the “Fourth Amendment”), the Fifth Amendment to Issuer Repurchase Plan, dated June 26, 2023 (the “Fifth Amendment”), the Sixth Amendment to Issuer Repurchase Plan, dated November 17, 2023 (the “Sixth Amendment”), the Seventh Amendment to Issuer Repurchase Plan, dated March 6, 2024 (the “Seventh Amendment”), the Eighth Amendment to Issuer Repurchase Plan, dated June 19, 2024 (the “Eighth Amendment”), the Ninth Amendment to Issuer Repurchase Plan, dated December 5, 2024 (the “Ninth Amendment”), and the Tenth Amendment to Issuer Repurchase Plan, dated March 12, 2025 (the “Tenth Amendment”). The 2022 Purchase Plan as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, and this Eleventh Amendment is hereinafter referred to as the “Purchase Plan.”

Purchaser and Stephens hereby agree as follows:

1.All capitalized terms used in this Eleventh Amendment and not defined herein shall have the meanings set forth in the Purchase Plan unless the context clearly requires otherwise.

2. Section C.3.(c) of the Purchase Plan is hereby deleted in its entirety and replaced with the following:

(c)         The “Daily Purchase Amount” for any Purchase Day shall be the maximum number of shares allowed under Rule 10b-18(b)(4) (using 25% of average daily trading volume reported for the Stock during the four calendar weeks preceding the week in which the purchase is to be effected); provided, however, that the total dollar amount of all aggregate purchases under the Purchase Plan, including any commissions or fees, during the periods set forth below shall not exceed the amounts set forth opposite the relevant period:

Period	Maximum Aggregate Purchase Amount
August 6, 2025 – August 31, 2025	-
September 1, 2025 – September 30, 2025	-
October 1, 2025 – October 31, 2025	-
November 1, 2025 – November 30, 2025	$10,000,000

3.Purchaser hereby represents, warrants and covenants that (i) Purchaser is not aware of any material nonpublic information concerning the Purchaser or its securities, (ii) Purchaser is entering into this Eleventh Amendment in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws, and (iii) there are no legal, contractual or regulatory restrictions applicable to Purchaser or its affiliates that would prohibit Purchaser from entering into this Eleventh Amendment or prohibit any purchase pursuant to the Purchase Plan, as amended hereby.

4. Except as expressly provided in this Eleventh Amendment, the provisions of the Purchase Plan, as previously amended, shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned have signed this Eleventh Amendment as of the date first written above.

eXp World Holdings, Inc.		Stephens Inc.

By:	/s/ Jesse Hill	By:	/s/ Leon Lants

Printed Name:	Jesse Hill	Printed Name:	Leon Lants

Title:	Chief Financial Officer	Title:	Director of Trading Operations